Exhibit 99.1

Pacific Capital Bancorp Reports Second Quarter 2008 Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--Pacific Capital Bancorp (NASDAQ:PCBC), a community bank holding company with $7.5 billion in assets, today announced financial results for the second quarter ended June 30, 2008.

The Company’s net loss for the second quarter of 2008 was $5.9 million, or ($0.13) per diluted share, compared to net income of $33.2 million, or $0.70 per diluted share, in the same period of the prior year. Financial results for the second quarter of 2008 include a provision for loan losses of $37.2 million, which reflects a provision for loan losses in the Core Bank of $43.5 million, and a negative provision related to Refund Anticipation Loan (RAL) losses of $6.4 million. Net income for the second quarter of 2007 was positively impacted by a $23.5 million pre-tax gain on the sale of the Company’s Indirect Auto and Equipment Leasing loan portfolios.

Pretax loss for the second quarter of 2008 was $15.3 million, compared with $53.5 million in pretax income for the same period of the prior year. The Core Bank recorded a pretax loss of $25.2 million in the second quarter of 2008, compared to pretax income of $44.8 million for the second quarter of 2007. Pretax income from the Company’s RAL and Refund Transfer (RT) programs was $10.0 million for the second quarter of 2008, compared to pretax income of $8.8 million for the second quarter of 2007. The Company also recorded a negative tax provision during the second quarter of 2008, given a change in its effective tax rate for the year from 37.65% at March 31, 2008, to 34.05% at June 30, 2008. As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the RAL and RT programs.

The second quarter loan loss provision for the Company included:

  Approximately $29.3 million to cover charge-offs in the quarter, including approximately $13.7 million in home building and land loans, $5.4 million for commercial and industrial loans, $4.9 million in residential real estate loans, $2.3 million in small business loans, $2.2 million in home owner equity lines, and $0.8 million in other
  Approximately $3.8 million related to the growth in the loan portfolios and the increase in problem loans during the second quarter
  Approximately $10.5 million added to the qualitative factors portion of the allowance
  A negative provision of $6.4 million related to the RAL program due to higher than expected collections

Commenting on the second quarter of 2008, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “We are seeing substantial stress in our loan portfolio due to the weakness in the homebuilding industry and the slowing economy. The majority of the credit deterioration in the portfolio is located in home construction, which represents approximately 6.0% of the portfolio. However, during the second quarter, we saw increasing problem loans in other portfolios as well.

“The actions we took in the second quarter reflect more conservative assumptions of the collateral values underlying certain non-performing loans, an aggressive approach to charging-off problem loans, and a strong commitment to building our allowance level. We believe that these actions have significantly strengthened our balance sheet, which will enable us to better manage through this challenging point in the credit cycle,” said Leis.

Income Statement

The Company’s net interest income for the second quarter of 2008 was $64.4 million, compared with $66.8 million in the same quarter of 2007. Net interest income for the Core Bank was $61.4 million in the second quarter of 2008, compared with $64.2 million in the same period of the prior year. The decrease in Core Bank net interest income is primarily attributable to the sale and transfer of loans during the past year, and a decline in loan interest rates that could not be fully offset by reductions in interest expense on deposits and borrowings.

The Company’s net interest margin for the second quarter of 2008 was 3.91%, which compares with 4.13% in the second quarter of 2007. For the Core Bank, net interest margin for the second quarter of 2008 was 3.74%, compared with 4.01% in the second quarter of 2007 and 3.64% in the first quarter of 2008. The sequential quarter increase in net interest margin was primarily attributable to borrowings at lower interest rates.

The Company’s non-interest income was $22.2 million in the second quarter of 2008, compared with $48.9 million in the second quarter of 2007. The decrease of $26.7 million in non-interest income when compared to the second quarter of 2007 was mostly impacted by the sale of the indirect auto and equipment leasing loan portfolios, which generated net gains on sale of $23.5 million. In addition, during the second quarter of 2008, the mortgage-backed securities (MBS) held in the available-for-sale portfolio had an impairment of $2.6 million due to changes in market values. The Company also incurred an additional loss of $2.2 million related to an investment in low-income housing partnerships which generate tax credits for the Company and assist in compliance with the Community Reinvestment Act.

The Company's operating efficiency ratio for the second quarter of 2008 was 71.1%, compared with 48.7% in the same period last year. The following reflects current and historical operating efficiency ratios for the Core Bank:

  Q2 2008: 71.1%
  Q1 2008: 71.3%
  Q2 2007: 63.0% (excludes the impact of the gain on sale of loan portfolios)

Balance Sheet

The Company’s total gross loans were $5.69 billion at June 30, 2008, compared with $5.55 billion at March 31, 2008, and $5.47 billion at June 30, 2007.

For the Core Bank, total gross loans were $5.69 billion at June 30, 2008, an increase of 15.0% annualized from total gross loans of $5.49 billion at March 31, 2008. The growth in the loan portfolio during the second quarter of 2008 included annualized growth rates of 27.9%, 21.8%, 16.2%, and 20.4% in the residential real estate, commercial real estate, commercial, and home equity loan portfolios, respectively. For the trailing 12 months ended June 30, 2008, total gross loans increased 11.8%, excluding loan sales and transfers and RALs.

The Company’s total deposits were $4.64 billion at June 30, 2008, compared to $4.84 billion at March 31, 2008, and $4.78 billion at June 30, 2007. Total deposits for the Core Bank were $4.57 billion at June 30, 2008, compared to $4.62 billion at March 31, 2008, and $4.72 billion at June 30, 2007.

“We are moving forward with our strategy to reduce our reliance on wholesale funding,” said Leis. “During the second quarter, our retail deposit campaigns resulted in a net increase of $109.2 million in our CD balances. These campaigns have attracted new customers to the Bank that provide excellent cross-selling opportunities for our other deposit and loan products and Wealth Management services.”

Asset Quality

Total non-performing assets were $161.8 million at June 30, 2008, compared to $163.7 million at March 31, 2008. The following table provides comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	June 30, 2008	March 31, 2008

Allowance for loan losses	$73.3	$58.3
Allowance for loan losses/total loans	1.29%	1.06%

Total non-performing assets	$161.8	$163.7
Total non-performing assets/total assets	2.16%	2.37%

Allowance to non-performing loans	46%	36%

Net charge-offs	$28.5	$2.2
Annualized net charge-offs/total average loans	2.05%	0.16%

Capital Ratios

All of the Company’s capital ratios continue to exceed the regulatory definition of “well capitalized”.

The Company’s Tier 1 tangible asset ratios as of June 30, 2008, and March 31, 2008, were 8.4% and 7.6%, respectively.

The Company’s total risk weighted capital ratios as of June 30, 2008, and March 31, 2008, were 13.1% and 13.2%, respectively.

RAL and RT Programs

Through the first six months of 2008, the Company's RAL and RT programs generated $117.9 million in pre-tax income, an increase of 81.3% from the $65.0 million during the same period in 2007. Total volume for these programs was 8.3 million transactions during the first six months of 2008, an increase of 25.8% from the 6.6 million transactions processed in the same period of the prior year.

During the second quarter of 2008, the Company recorded a negative provision for RAL related loan losses of $6.4 million. The negative provision was attributable to greater than expected collections during the second quarter. Through the first six months of 2008, the Company experienced a loss rate of 1.01% for the 2008 RAL program. With a modest amount of additional collections expected in the second half of the year, the Company believes that the loss rate for the full year will be at the targeted rate of 1.00% or lower.

Through the first six months of 2008, the RAL/RT programs had generated approximately $67 million of capital for the Company.

Outlook

Commenting on the outlook for Pacific Capital Bancorp, Leis said, “Given the continued weakness in the homebuilding industry and the challenging economic environment, we anticipate that our non-performing assets and provision for loan losses will remain elevated until economic conditions improve. However, we believe the positive trends in our loan and deposit gathering, along with improved expense management, should help the Core Bank to generate greater profitability in the second half of the year.”

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its second quarter 2008 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 50 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company’s de novo branching and acquisition efforts, the operating characteristics of the Company’s income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) deterioration in general economic conditions, internationally, nationally or in California; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) increased competitive pressure among financial services companies; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For a more detailed description of the risk factors associated with the Company’s businesses, please refer to the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

The assets, liabilities, and results of operations of the Company’s refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.

Consolidated Balance Sheets						% Change
(dollars in thousands)	As of					6/30/2008 vs. 3/31/2008	06/30/2008 vs. 6/30/2007
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
	(unaudited)	(unaudited)		(unaudited)	(unaudited)	(Annualized)
Assets
Cash and due from banks	$149,343	$179,328	$141,086	$163,418	$157,605	(66.9%)	(5.2%)
Federal funds sold	—	20,000	—	87,400	187,700	N/A	N/A
Trading securities	62,324	65,885	146,862	—	1,011	(21.6%)	N/A
Available-for-sale securities	1,118,229	1,095,876	1,176,887	976,161	963,687	8.2%	16.0%
Loans held for sale	—	—	68,343	—	—	N/A	N/A
Loans held for investment
Real estate
Residential	1,175,267	1,098,606	1,075,663	1,401,282	1,360,031	27.9%	(13.6%)
Multi-family residential	279,922	285,241	278,935	285,779	287,392	(7.5%)	(2.6%)
Commercial	1,713,846	1,625,242	1,558,761	1,517,370	1,502,310	21.8%	14.1%
Construction	677,678	696,577	651,307	655,424	621,601	(10.9%)	9.0%
Commercial loans	1,233,030	1,184,956	1,196,808	1,112,027	1,077,305	16.2%	14.5%
Home equity loans	413,832	393,732	394,331	379,564	379,407	20.4%	9.1%
Consumer loans	196,066	199,171	200,094	206,312	213,682	(6.2%)	(8.2%)
Tax refund loans (RALs)	1,000	61,102	—	2,695	30,195	(393.5%)	(96.7%)
Leases	—	—	—	—	14	N/A	N/A
Other loans	2,411	2,836	3,257	2,759	2,314	(59.9%)	4.2%
Gross loans held for investment	5,693,052	5,547,463	5,359,156	5,563,212	5,474,251	10.5%	4.0%
Allowance for loan losses	73,288	65,491	44,843	40,375	43,549	47.6%	68.3%
Total loans held for investment, net	5,619,764	5,481,972	5,314,313	5,522,837	5,430,702	10.1%	3.5%
Premises and equipment, net	79,636	84,210	86,921	88,981	90,788	(21.7%)	(12.3%)
Goodwill	150,354	150,354	145,749	145,749	145,272	0.0%	3.5%
Other intangible assets	11,480	12,058	10,037	7,555	7,572	(19.2%)	51.6%
Other assets	294,193	309,698	284,148	294,975	304,562	(20.0%)	(3.4%)
Total assets	$7,485,323	$7,399,381	$7,374,346	$7,287,076	$7,288,899	4.6%	2.7%

Liabilities
Deposits
Non-interest-bearing demand deposits	$991,570	$1,116,182	$1,002,281	$1,067,401	$1,030,617	(44.7%)	(3.8%)
Interest-bearing deposits
NOW accounts	1,037,582	1,119,338	1,145,655	1,142,055	1,142,744	(29.2%)	(9.2%)
Money market deposit accounts	631,925	727,147	748,417	812,654	747,120	(52.4%)	(15.4%)
Other savings deposits	240,795	244,443	254,273	266,651	280,819	(6.0%)	(14.3%)
Time certificates of $100,000 or more	1,203,624	1,094,486	1,063,271	987,480	981,570	39.9%	22.6%
Other time deposits	533,703	533,608	749,915	572,406	601,107	0.1%	(11.2%)
Total interest-bearing deposits	3,647,629	3,719,022	3,961,531	3,781,246	3,753,360	(7.7%)	(2.8%)
Total deposits	4,639,199	4,835,204	4,963,812	4,848,647	4,783,977	(16.2%)	(3.0%)
Federal funds purchased and securities sold under agreements to repurchase	424,739	327,640	272,673	246,293	285,391	118.5%	48.8%
Long-term debt and other borrowings	1,643,766	1,343,530	1,405,602	1,441,628	1,431,812	89.4%	14.8%
Other liabilities	67,949	159,446	63,903	82,696	105,831	(229.5%)	(35.8%)
Total liabilities	6,775,653	6,665,820	6,705,990	6,619,264	6,607,011	6.6%	2.6%
							—
Shareholders' equity	709,670	733,561	668,356	667,812	681,888	(13.0%)	4.1%
Total liabilities and shareholders' equity	$7,485,323	$7,399,381	$7,374,346	$7,287,076	$7,288,899	4.6%	2.7%

Consolidated Statements of Income (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended June 30,
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income
Loans	$89,163	$85,552	3,611	$108,545	$104,357	$4,188	(17.9%)
Trading securities	803	803	—	—	—	—	N/A
Available-for-sale securities	13,259	13,259	—	11,550	11,550	—	14.8%
Federal funds sold, securities purchased under resale agreements and other earning assets	150	150	—	297	297	—	(49.5%)
Total interest income	103,375	99,764	3,611	120,392	116,204	4,188	(14.1%)
Interest expense
Deposits	18,388	18,388	—	31,416	31,416	—	(41.5%)
Securities sold under agreements to repurchase and federal funds purchased	2,802	2,802	—	4,272	3,733	539	(34.4%)
Long-term debt and other borrowings	17,817	17,132	685	17,869	16,897	972	(0.3%)
Total interest expense	39,007	38,322	685	53,557	52,046	1,511	(27.2%)
Net interest income	64,368	61,442	2,926	66,835	64,158	2,677	(3.7%)
Provision for loan losses
Provision for loan losses - RALs	(6,378)	—	(6,378)	(281)	—	(281)	N/A
Provision for loan losses - Core Bank	43,545	43,545	—	5,396	5,396	—	707.0%
Provision for loan losses	37,167	43,545	(6,378)	5,115	5,396	(281)	626.6%
Net interest income after provision for loan losses	27,201	17,897	9,304	61,720	58,762	2,958	(55.9%)
Non-interest income
Refund transfer fees	8,636	—	8,636	6,168	—	6,168	40.0%
Service charges and fees	9,067	8,642	425	10,427	8,585	1,842	(13.0%)
Trust and investment advisory fees	6,655	6,655	—	5,944	5,944	—	12.0%
Loss on securities, net	(2,773)	(2,773)	—	(2)	(2)	—	N/A
Gain on sale of leasing portfolio	—	—	—	24,344	24,344	—	(100.0%)
Other	616	616	—	1,978	1,952	26	(68.9%)
Total non-interest income	22,201	13,140	9,061	48,859	40,823	8,036	(54.6%)
Non-interest expense
Salaries and employee benefits	31,314	28,670	2,644	31,081	31,293	(212)	0.7%
Occupancy expenses, net	6,506	6,236	270	5,579	5,308	271	16.6%
Furniture, fixtures and equipment, net	1,975	2,071	(96)	2,610	2,447	163	(24.3%)
Refund program marketing and technology fees	1,257	—	1,257	13	—	13	N/A
Other	23,632	19,304	4,328	17,776	15,784	1,992	32.9%
Total non-interest expense	64,684	56,281	8,403	57,059	54,832	2,227	13.4%
Income before provision for income taxes	(15,282)	$(25,244)	$9,962	53,520	$44,753	$8,767	(128.6%)
Provision for income taxes	(9,389)			20,354			(146.1%)
Net income	$(5,893)			$33,166			(117.8%)

Income per share - basic	$(0.13)			$0.71
Income per share - diluted	$(0.13)			$0.70
Average number of shares - basic	46,172			47,016
Average number of shares - diluted	46,518			47,286

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Statements of Income (unaudited)	For the Six-Month Periods Ended June 30,
(dollars in thousands)	2008			2007

	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income
Loans	$283,252	$174,490	$108,762	$331,465	$213,009	$118,456	(14.5%)
Trading securities	1,636	1,636	—	—	—	—	N/A
Available -for-sale securities	27,345	27,345	—	24,538	24,538	—	11.4%
Federal funds sold, securities purchased under resale agreements and other earning assets	2,161	458	1,703	1,101	1,101	—	96.3%
Total interest income	314,394	203,929	110,465	357,104	238,648	118,456	(12.0%)
Interest expense
Deposits	46,811	43,101	3,710	66,840	63,471	3,369	(30.0%)
Securities sold under agreements to repurchase and federal funds purchased	6,415	6,078	337	11,116	7,289	3,827	(42.3%)
Long-term debt and other borrowings	35,614	33,327	2,287	36,919	33,003	3,916	(3.5%)
Total interest expense	88,840	82,506	6,334	114,875	103,763	11,112	(22.7%)
Net interest income	225,554	121,423	104,131	242,229	134,885	107,344	(6.9%)
Provision for loan losses
Provision for loan losses - RALs	26,414	—	26,414	71,577	—	71,577	(63.1%)
Provision for loan losses - Core Bank	59,147	59,147	—	12,516	12,516	—	372.6%
Provision for loan losses	85,561	59,147	26,414	84,093	12,516	71,577	1.7%
Net interest income after provision for loan losses	139,993	62,276	77,717	158,136	122,369	35,767	(11.5%)
Non-interest income
Refund transfer fees	68,191	—	68,191	45,386	—	45,386	50.2%
Gain on sale RALs, net	44,580	—	44,580	41,822	—	41,822	6.6%
Service charges and fees	19,191	16,148	3,043	23,108	16,844	6,264	(17.0%)
Trust and investment advisory fees	13,286	13,286	—	12,174	12,174	—	9.1%
Gain on securities, net	66	66	—	1,939	1,939	—	(96.6%)
Gain on sale of leasing portfolio	—	—	—	24,344	24,344	—	(100.0%)
Other	2,203	2,203	—	4,340	4,310	30	(49.2%)
Total non-interest income	147,517	31,703	115,814	153,113	59,611	93,502	(3.7%)
Non-interest expense
Salaries and employee benefits	66,006	57,465	8,541	66,881	60,497	6,384	(1.3%)
Refund program marketing and technology fees	46,257	—	46,257	44,500	—	44,500	3.9%
Occupancy expenses, net	13,014	12,490	524	10,888	10,361	527	19.5%
Furniture, fixtures and equipment, net	4,580	4,253	327	5,076	4,694	382	(9.8%)
Other	56,684	36,744	19,940	44,608	32,172	12,436	27.1%
Total non-interest expense	186,541	110,952	75,589	171,953	107,724	64,229	8.5%
Income before provision for income taxes	100,969	$(16,973)	$117,942	139,296	$74,256	$65,040	(27.5%)
Provision for income taxes	34,379			54,492			(36.9%)
Net income	$66,590			$84,804			(21.5%)

Income per share - basic	$1.44			$1.80
Income per share - diluted	$1.43			$1.79
Average number of shares - basic	46,155			46,984
Average number of shares - diluted	46,490			47,304

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended June 30,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$11,273	$70	2.50%	$—	$—	—
Federal funds sold	27,781	80	1.16%	23,177	297	5.14%
Securities (1) (2)
Taxable	903,576	10,901	4.85%	755,013	8,752	4.65%
Non-taxable	242,584	4,679	7.72%	207,535	4,250	8.19%
Total securities	1,146,160	15,580	5.46%	962,548	13,002	5.41%
Loans (1) (3)
Commercial (including Leasing)	1,196,084	18,270	6.14%	1,278,268	28,252	8.87%
Real estate - multi family & commercial	2,651,373	40,592	6.12%	2,323,490	42,874	7.38%
Real estate - residential 1 - 4 family	1,135,720	16,940	5.97%	1,309,967	19,296	5.89%
Consumer	618,088	13,383	8.71%	741,450	18,155	9.82%
Other	2,802	47	6.75%	2,797	57	8.17%
Total loans	5,604,067	89,232	6.38%	5,655,972	108,634	7.69%
Total interest-earning assets	6,789,281	104,962	6.22%	6,641,697	121,933	7.36%
Market value adjustment	30,262			22,767
Non-interest-earning assets	609,411			620,417
Total assets	$7,428,954			$7,284,881

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$2,022,724	5,387	1.07%	$2,120,651	13,389	2.53%
Time certificates of deposit	1,660,121	13,001	3.15%	1,627,040	18,027	4.44%
Total interest-bearing deposits	3,682,845	18,388	2.01%	3,747,691	31,416	3.36%
Borrowed funds:
Repos and Federal funds purchased	393,818	2,802	2.86%	343,764	4,272	4.98%
Other borrowings	1,459,321	17,817	4.91%	1,341,392	17,869	5.34%
Total borrowings	1,853,139	20,619	4.48%	1,685,156	22,141	5.27%
Total interest-bearing liabilities	5,535,984	39,007	2.83%	5,432,847	53,557	3.95%
Non-interest-bearing demand deposits	1,027,124			1,070,770
Other liabilities	138,216			115,920
Shareholders' equity	727,630			665,344
Total liabilities and shareholders' equity	$7,428,954			$7,284,881

Tax equivalent net interest income/margin		65,955	3.91%		68,376	4.13%
Less: non-taxable interest from securities and loans		1,587	0.09%		1,541	0.09%
Net interest income		$64,368	3.82%		$66,835	4.04%

Consumer loans, Core Bank	$602,338	$9,772	6.53%	$674,569	$13,967	8.30%
Loans, Core Bank	$5,588,317	$85,621	6.16%	$5,589,091	$104,446	7.50%

(1) Income and yield calculations are presented on fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 market value adjustments to fair value, which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Six-Month Periods Ended June 30,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$35,823	$523	2.94%	$—	$—	—
Federal funds sold	118,487	1,638	2.78%	41,729	1,101	5.32%
Securities (1) (2)
Taxable	931,758	22,857	4.93%	833,478	18,959	4.59%
Non-taxable	234,172	8,611	7.35%	207,751	8,476	8.16%
Total securities	1,165,930	31,468	5.42%	1,041,229	27,435	5.30%
Loans (1) (3)
Commercial (including Leasing)	1,193,392	39,268	6.62%	1,305,595	57,782	8.92%
Real estate - multi family & commercial	2,592,861	81,421	6.28%	2,290,275	84,464	7.38%
Real estate - residential 1 - 4 family	1,109,037	33,235	5.99%	1,266,741	36,858	5.82%
Consumer	801,508	129,325	32.45%	1,412,189	152,433	21.77%
Other	3,888	120	6.21%	2,879	110	7.70%
Total loans	5,700,686	283,369	9.97%	6,277,679	331,647	10.62%
Total interest-earning assets	7,020,926	316,998	9.08%	7,360,637	360,183	9.87%
Market value adjustment	29,687			22,427
Non-interest-earning assets	591,564			585,078
Total assets	$7,642,177			$7,968,142

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$2,063,403	14,424	1.41%	$2,096,947	25,939	2.49%
Time certificates of deposit	1,802,906	32,387	3.61%	1,820,524	40,901	4.53%
Total interest-bearing deposits	3,866,309	46,811	2.43%	3,917,471	66,840	3.44%
Borrowed funds:
Repos and Federal funds purchased	391,671	6,415	3.29%	434,280	11,116	5.16%
Other borrowings	1,427,439	35,614	5.02%	1,396,961	36,919	5.33%
Total borrowings	1,819,110	42,029	4.65%	1,831,241	48,035	5.29%
Total interest-bearing liabilities	5,685,419	88,840	3.14%	5,748,712	114,875	4.03%
Non-interest-bearing demand deposits	1,196,280			1,229,658
Other liabilities	46,138			339,309
Shareholders' equity	714,340			650,463
Total liabilities and shareholders' equity	$7,642,177			$7,968,142

Tax equivalent net interest income/margin		228,158	6.54%		245,308	6.72%
Less: non-taxable interest from securities and loans		2,604	0.07%		3,079	0.09%
Net interest income		$225,554	6.47%		$242,229	6.63%

Consumer loans, Core Bank	$598,121	$20,563	6.91%	$765,942	$33,977	8.95%
Loans, Core Bank	$5,497,299	$174,607	6.39%	$5,631,432	$213,191	7.63%

(1) Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios (unaudited)
(dollars and shares in thousands)	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2008	2007	2008	2007
Financial Ratios
Operating efficiency ratio Consolidated	71.14%	48.67%	49.66%	43.37%
Operating efficiency ratio Core Bank	71.29%	51.47%	71.28%	55.06%
Operating efficiency ratio RAL and RT	70.10%	20.79%	34.37%	31.98%

Return on average equity Consolidated	-3.26%	19.99%	18.75%	26.29%
Return on average assets Consolidated	-0.32%	1.83%	1.75%	2.21%

Leverage ratio	9.79%	9.15%	9.35%	8.42%

	As of June 30,
	2008	2007

Tier 1 capital to Average Tangible Assets ratio	8.4%	8.1%
Tier 1 capital to Risk Weighted Assets ratio	10.1%	10.0%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	13.1%	12.7%

Credit Quality Ratios
Allowance for loan losses Consolidated	$73,288	$43,549
Allowance for loan losses Core Bank	$73,288	$41,556
Allowance for loan losses RAL and RT	$—	$1,993

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2008	2007	2008	2007

Net charge-offs Consolidated	$29,370	$9,444	$57,116	$85,553
Net charge-offs Core Bank	$28,533	$4,110	$30,702	$15,967
Net charge-offs RAL and RT	$837	$5,334	$26,414	$69,586

Annualized Consolidated net charge-offs to Consolidated average loans	2.11%	0.67%	2.01%	2.75%
Annualized Core Bank net charge-offs to Core Bank average loans	2.05%	0.29%	1.12%	0.57%
Annualized RAL and RT net charge-offs to RAL and RT average loans	21.37%	31.99%	26.12%	21.71%

	As of June 30,
	2008	2007
Non-performing assets
Nonaccrual loans	$136,300	$20,690
Loans past due 90 days or more on accrual status	749	747
Troubled debt restructured loans	21,050	—
Total non-performing loans (a)	158,099	21,437
Other real estate owned and other foreclosed assets	3,695	2,967
Total non-performing assets (a)	$161,794	$24,404
(a) There were no non-performing RAL loans as of June 30, 2008 and 2007.

Non-performing loans to Core Bank total loans held for investment	2.78%	0.39%
Non-performing assets to Core Bank total assets	2.16%	0.35%
Core Bank allowance for loan losses to non-performing loans	46%	194%
Core Bank allowance for loan losses to Core Bank total loans held for investment	1.29%	0.76%

Book value per share
Actual shares outstanding at end of period	46,195	47,092
Book value per share	$15.36	$14.48
Tangible book value per share	$11.86	$11.23

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 3 of Release for 2nd Quarter Earnings
(dollars in thousands)

	As of June 30, 2008			Non-GAAP
	GAAP Consolidated	RALs	Non-GAAP Consolidated	06/30/2008 vs. 03/31/2008 % Change
Loans held for investment				Annualized
Real estate
Residential	$1,175,267	$—	$1,175,267	27.91%
Multi-family residential	279,922	—	279,922	-7.46%
Commercial	1,713,846	—	1,713,846	21.81%
Construction	677,678	—	677,678	-10.85%
Commercial loans	1,233,030	—	1,233,030	16.23%
Home equity loans	413,832	—	413,832	20.42%
Consumer loans	196,066	—	196,066	-6.24%
Tax refund loans (RALs)	1,000	(1,000)	—	N/A
Leases	—	—	—	N/A
Other loans	2,411	—	2,411	-59.94%
Gross loans held for investment	$5,693,052	$(1,000)	$5,692,052	15.00%

	As of March 31, 2008
	GAAP Consolidated	RALs	Non-GAAP Consolidated
Loans held for investment
Real estate
Residential	$1,098,606	$—	$1,098,606
Multi-family residential	285,241	—	285,241
Commercial	1,625,242	—	1,625,242
Construction	696,577	—	696,577
Commercial loans	1,184,956	—	1,184,956
Home equity loans	393,732	—	393,732
Consumer loans	199,171	—	199,171
Tax refund loans (RALs)	61,102	(61,102)	—
Leases	—	—	—
Other loans	2,836	—	2,836
Gross loans held for investment	$5,547,463	$(61,102)	$5,486,361

	As of June 30, 2007			Non-GAAP
	GAAP Consolidated	Leasing, Residential RE (1), and RALs	Non-GAAP Consolidated	06/30/2008 vs. 06/30/2007 % Change
Loans held for investment
Real estate
Residential	$1,360,031	$(353,280)	$1,006,751	16.74%
Multi-family residential	287,392	—	287,392	-2.60%
Commercial	1,502,310	—	1,502,310	14.08%
Construction	621,601	—	621,601	9.02%
Commercial loans	1,077,305	—	1,077,305	14.46%
Home equity loans	379,407	—	379,407	9.07%
Consumer loans	213,682	—	213,682	-8.24%
Tax refund loans (RALs)	30,195	(30,195)	—	N/A
Leases	14	(14)	—	N/A
Other loans	2,314	—	2,314	4.19%
Gross loans held for investment	$5,474,251	$(383,489)	$5,090,762	11.81%

(1) Used sold loan carrying balance at time of sale since, 100% of Residential real estate loan portfolio was not sold.

	As of
	June 30, 2008	March 31, 2008	June 30, 2007

Total Deposits	$4,639,199	$4,835,204	$4,783,977
Less:
Non-interest-bearing demand deposits - RAL	69,347	215,122	59,710
RAL brokered CDs	—	—	—
Total Deposits Core Bank	$4,569,852	$4,620,082	$4,724,267

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 2 of Release for 2nd Quarter Earnings
(dollars in thousands)

Net Interest Margin	For the Three-Month Periods Ended June 30,
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	3.91%	3.74%	N/A	4.13%	4.01%	N/A

Net interest income (tax equivalent)	$65,955	$63,029	$2,926	$68,376	$65,699	$2,677

Interest income	$103,375	$99,764	$3,611	$120,392	$116,204	$4,188
Interest expense	39,007	38,322	685	53,557	52,046	1,511
Net interest income	$64,368	$61,442	$2,926	$66,835	$64,158	$2,677
Tax equivalent adjustment	$1,587	$1,587	$—	$1,541	$1,541	$—

Average earning assets	$6,789,281	$6,773,531	$15,750	$6,641,697	$6,574,816	$66,881

	For the Three-Month Period Ended March 31,
	2008
	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	9.00%	3.64%	N/A

Net interest income (tax equivalent)	$162,202	$60,997	$101,205

Interest income	$211,020	$104,166	$106,854
Interest expense	49,835	44,186	5,649
Net interest income	$161,185	$59,980	$101,205
Tax equivalent adjustment	$1,017	$1,017	$—

Average earning assets	$7,252,540	$6,745,500	$507,040

Normalization for Second Quarter 2007 Transactions	For the Three-Month Period ended June 30, 2007
	GAAP Consolidated	Indirect Auto Portfolio	Leasing	Severance	Non-GAAP Consolidated	Less: RAL and RT	Non-GAAP Core Bank

Net interest income	$66,835	$—	$—	$—	$66,835	$2,677	$64,158
Provision for loan losses	5,115	—	—	—	5,115	(281)	5,396
Non-interest income	48,859	850	(24,344)	—	25,365	8,036	17,329
Non-interest expense	57,059	(321)	(1,427)	(769)	54,542	2,227	52,315
Income before provision for income taxes	53,520	1,171	(22,917)	769	32,543	8,767	23,776
Provision for income taxes	20,354	492	(9,637)	323	11,532	3,687	7,845
Net income	$33,166	$679	$(13,280)	$446	$21,011	$5,080	$15,931

Earnings per share - basic (1)	$0.71	$0.01	$(0.28)	$0.01	$0.45	$0.11	$0.34
Earnings per share - diluted (1)	$0.70	$0.01	$(0.28)	$0.01	$0.44	$0.11	$0.34
Average number of shares - basic	47,016
Average number of shares - diluted	47,286
Efficiency ratio	48.67%				58.18%	20.79%	63.01%

(1) Transaction summation difference is due to rounding.

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley
Executive Vice President, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com